Exhibit 10.1

EXCHANGE AGREEMENT

     EXCHANGE AGREEMENT dated as of July 8, 2005 (the “Agreement”), entered into by and between AMB Property, L.P., a Delaware limited partnership (the “Operating Partnership”), and Teachers Insurance and Annuity Association of America, a New York corporation (the “Holder”).

R E C I T A L S

     WHEREAS, on June 30, 1998, the Operating Partnership issued $100,000,000 aggregate principal amount of 6.90% Reset Put Securities Due June 30, 2015 – Putable/Callable 2005 (the “Notes”) pursuant an Indenture dated as of June 30, 1998, by and among the Operating Partnership, AMB Property Corporation, a Maryland corporation (the “Parent Corporation,” and together with the Operating Partnership, the “Companies”), and State Street Bank and Trust Company of California, as trustee thereunder (the “Predecessor Trustee”), as supplemented by: (a) the First Supplemental Indenture dated as of June 30, 1998, by and among the Operating Partnership, the Parent Corporation and the Predecessor Trustee; (b) the Second Supplemental Indenture dated as of June 30, 1998, by and among the Operating Partnership, the Parent Corporation and the Predecessor Trustee; (c) the Third Supplemental Indenture dated as of June 30, 1998, by and among the Operating Partnership, the Parent Corporation and the Predecessor Trustee; (d) the Fourth Supplemental Indenture dated as of August 15, 2000, by and among the Operating Partnership, the Parent Corporation and the Predecessor Trustee; and (e) the Fifth Supplemental Indenture dated as of May 7, 2002, by and among the Operating Partnership, the Parent Corporation and the Predecessor Trustee (as so supplemented, and as to be supplemented by the Sixth Supplemental Indenture (as defined below), together, the “Indenture”).

     WHEREAS, pursuant to and in accordance with the terms of the Indenture, Morgan Stanley & Co. International Limited (the “Callholder”) exercised its right to call the Notes and accordingly on June 30, 2005 (the “Coupon Reset Date”) purchased the aggregate principal amount of the Notes issued and outstanding at a price equal to 100% of the aggregate principal amount thereof.

     WHEREAS, pursuant to and in accordance with the terms of the Indenture, Morgan Stanley & Co. Incorporated (the “Seller”) obtained bids for the purchase of the Notes, matched the bid with the lowest Yield to Maturity (as defined in the Indenture) and accordingly, on the Coupon Reset Date, purchased the Notes from the Callholder.

     WHEREAS, on the Coupon Reset Date, pursuant to and in accordance with the terms of the Purchase Agreement dated as of June 14, 2005, by and among the Operating Partnership, the Seller, the Callholder and the Holder (the “Purchase Agreement”), the Seller sold the Notes to the Holder pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including but not limited to the exemption provided by Rule 144A promulgated under the Securities Act.

     WHEREAS, the Holder and the Operating Partnership desire to cause an exchange of the Notes in a private placement exempt from the registration requirements of the Securities Act (the “Exchange”), whereby the Holder shall exchange all Notes held by the Holder for $112,491,000 in aggregate principal amount of 5.094% Notes Due 2015, which shall constitute a new series of Securities (as defined in the Indenture) of the Operating Partnership (the “Exchange Notes”), which are to be issued under the Sixth Supplemental Indenture to be dated as of the Closing Date, by and among the Operating Partnership, the Parent Corporation and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America, as successor-in-interest to the Predecessor Trustee (together with the Predecessor Trustee, as applicable, the “Trustee”), substantially in the form attached hereto as EXHIBIT A (the “Sixth Supplemental Indenture”).

     WHEREAS, the Operating Partnership and the Holder have executed a Loan Application and Commitment Agreement, dated July 8, 2005 (as may be amended from time to time after the date hereof, the “Loan Commitment Agreement”), pursuant to which, subject to the terms thereof, the Holder has agreed to make one or more first mortgage loans to the Operating Partnership or one or more of its subsidiaries or affiliated entities (the “Borrower”), in accordance with the terms of the Loan Commitment Agreement (the “Mortgage Loans”), in exchange for cancellation of an equal principal amount of Exchange Notes, to be secured by certain real property identified by the Operating Partnership and approved by the Holder in accordance with the terms of the Loan Commitment Agreement.

     WHEREAS, the Operating Partnership and the Holder desire to provide that the Operating Partnership, on the terms and subject to the conditions set forth herein and in the Loan Commitment Agreement, shall have the right to cancel all or any portion of the aggregate principal amount of the Exchange Notes for an obligation of equal dollar amount under the Mortgage Loan.

A G R E E M E N T

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holder and the Operating Partnership now hereby agree as follows:

     1. Exchange. Subject to the terms and conditions set forth below, on the Closing Date (as defined below) the Holder shall assign and transfer to the Operating Partnership all the Notes held by the Holder and the Operating Partnership shall issue and deliver to the Holder $112,491,000 in aggregate principal amount of Exchange Notes.

     2. Delivery of Exchange Notes. Delivery of the Exchange Notes pursuant to Section 1 of this Agreement shall occur at 10:00 a.m., New York City time, on July 11, 2005, or such other time or date as shall be designated in writing by each of the Operating Partnership and the Holder (as applicable, the “Closing Date”), and shall be delivered by “book-entry” with, and credited to the securities account specified by the Holder at, the Depository Trust Company (“DTC”).

     3. Operating Partnership Condition to Closing. The obligations of the Operating Partnership to deliver the Exchange Notes to the Holder on the Closing Date are subject to the following conditions; provided, however, that the Operating Partnership may waive such condition in the sole and absolute discretion of the Operating Partnership.

          (a) The Holder has assigned and transferred to the Operating Partnership all Notes held by the Holder; and

          (b) The representations, warranties and covenants of the Holder in Section 5 of this Agreement shall be true and correct as of the Closing Date as set out in a certificate dated the Closing Date executed by any managing director of the Holder.

     4. Holder Conditions to Closing. The obligations of the Holder to exchange the Exchange Notes for the Notes on the Closing Date are subject to the following conditions; provided, however, that the Holder may waive such conditions in the sole and absolute discretion of the Holder:

          (a) The representations, warranties and covenants of the Operating Partnership in Section 5A of this Agreement shall be true and correct as of the Closing Date as set out in a certificate dated the Closing Date executed by any executive officer of the Parent Corporation in the Parent Corporation’s capacity as general partner of the Operating Partnership; and

          (b) The Operating Partnership shall have executed the Sixth Supplemental Indenture and the Registration Rights Agreement substantially in the form attached hereto as EXHIBIT B (the “Registration Rights Agreement”).

          (c) The Holder shall have received opinions of counsel from Ballard Spahr Andrews & Ingersoll LLP and Tamra D. Browne, General Counsel of the Parent Corporation, substantially in the forms attached hereto as EXHIBIT C and EXHIBIT D, respectively.

     5. Representations, Warranties and Covenants of the Holder. The Holder represents, warrants and covenants, as of the date hereof, as of the Closing Date, and as of any Mortgage Loan Closing Date, as applicable, as follows:

          (a) The Holder is (i) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act (a “QIB”) and is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act, (ii) aware that the Exchange is a private placement exempt from the registration requirements of the Securities Act and (iii) acquiring the Exchange Notes for its own account, for investment only and not with a view toward their distribution in violation of federal or state securities laws.

          (b) The Holder understands and agrees that the Exchange is not a transaction involving any public offering within the meaning of the Securities Act and that the Exchange Notes have not been registered under the Securities Act, and that if prior to the expiration of the applicable holding period specified in Rule 144(k) of the Securities Act the Holder decides to offer, resell, pledge or otherwise transfer any of the Exchange Notes, such Exchange Notes may be offered, resold, pledged or otherwise transferred only pursuant to and in accordance with the restrictions set forth in Section 5(c) of this Agreement and the Sixth Supplemental Indenture; and (ii) no representation is made as to the availability of any exemption under the Securities Act or any state securities laws for the resale of the Exchange Notes.

          (c) The Holder understands that the Exchange Notes will, until the earlier of the expiration of the applicable holding period set forth in Rule 144(k) of the Securities Act, unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144, bear a legend substantially to the following effect:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF (OR OF A BENEFICIAL INTEREST HEREIN) THE HOLDER: (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”); (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS SECURITY, THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE, AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE,

THE HOLDER MUST CHECK THE APPROPRIATE BOX CONTAINED IN A CERTIFICATE OF TRANSFER AVAILABLE FROM THE TRUSTEE RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          (d) The Holder (i) is able to fend for itself in the transactions contemplated by this Agreement, (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Exchange Notes and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

          (e) The Holder acknowledges that (i) it has conducted its own investigation of the Companies and the terms of the Exchange Notes and (ii) it has had access to the public filings of the Companies with the Securities and Exchange Commission (the “Commission”) and to such financial and other information as it deems necessary to make its decision to acquire the Exchange Notes.

          (f) The Holder understands that the Companies will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements and agrees that if any of the representations or acknowledgements deemed to have been made by it in connection with the Exchange is no longer accurate, the Holder shall promptly notify the Companies. If the Holder is acquiring the Exchange Notes as a fiduciary or agent for one or more investor accounts, it represents that is has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.

          (g) The Holder has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Exchange.

          (h) The Holder understands that nothing in this Agreement, the public filings of the Companies with the Commission or any other materials presented to the Holder in connection with the Exchange constitutes legal, tax or investment advice. The Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the Exchange and its investment in the Exchange Notes and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to the Exchange and its investment in the Exchange Notes.

          (i) The Holder represents and warrants that, to the knowledge of the Holder, no direct or indirect payment of commission or remuneration has been paid to any third party in connection with the Exchange and the issuance of the Exchange Notes.

          (j) The Holder has valid title to the Notes, free and clear of all security interests, claims, liens, equities or other encumbrances created or authorized by it; and the delivery of the Notes by the Holder pursuant to this Agreement will pass valid title thereto to the Operating Partnership, free and clear of any “adverse claim” created or authorized by it (as defined in Section 8-102 of the Uniform Commercial Code of the State of New York as in effect on the date hereof and on the Closing Date).

     5A. Representations, Warranties and Covenants of the Operating Partnership. The Operating Partnership represents, warrants and covenants, as of the date hereof, as of the Closing Date, and as of any Mortgage Loan Closing Date, as applicable, as follows:

          (a) The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Delaware. The Operating Partnership has full right, power, authority and capacity to enter into this Agreement, the Sixth Supplemental Indenture, the Registration Rights Agreement, the Exchange Notes and to consummate the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, the Indenture, the Sixth Supplemental Indenture, the Registration Rights Agreement, the Exchange Notes and the Exchange.

          (b) The Parent Corporation is a corporation duly organized, validly existing and in good standing under the laws of the state of Maryland. The Parent Corporation has full right, power, authority and capacity to enter into the Indenture and the Sixth Supplemental Indenture and to consummate the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of the Indenture and the Sixth Supplemental Indenture.

          (c) This Agreement and the Indenture constitute, and upon execution and delivery thereof, each of the Sixth Supplemental Indenture, the Registration Rights Agreement and the Exchange Note will constitute, a legal, valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) The Indenture constitutes, and upon execution and delivery thereof, the Sixth Supplemental Indenture will constitute, a legal, valid and binding obligation of the Parent Corporation, enforceable against the Parent Corporation in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (e) The execution, delivery and performance by the Operating Partnership of its obligations under this Agreement, the Indenture, as it pertains to the transactions referenced herein, the Sixth Supplemental Indenture, the Registration Rights Agreement and the Exchange Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any material mortgage, lien, pledge, charge, security interest or other material encumbrance in respect of any property of the Operating Partnership or any subsidiary of the Operating Partnership under, any material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which the Operating Partnership or any subsidiary is bound or by which the Operating Partnership or any subsidiary or any of their respective properties may be bound or affected, except for any cancellation pursuant to Section 7 hereof, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any federal, state, local and other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization applicable to the Operating Partnership or any subsidiary (each a “Governmental Authority”) or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Operating Partnership or any subsidiary.

          (f) The execution, delivery and performance by the Parent Corporation of its obligations under the Indenture, as it pertains to the transactions referenced herein, and the Sixth Supplemental Indenture will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any material mortgage, lien, pledge, charge, security interest or other material encumbrance in respect of any property of the Parent Corporation under, any material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any material other agreement or instrument to which the Parent Corporation is bound or by which the Parent Corporation or any of its properties may be bound or affected, except for any cancellation pursuant to Section 7 hereof, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any Governmental Authority applicable to the Parent Corporation or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent Corporation.

          (g) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Operating Partnership or the Parent Corporation of this Agreement, the Indenture, the Sixth Supplemental Indenture, the Registration Rights Agreement or the Exchange Notes.

          (h) Neither the Operating Partnership nor anyone acting on its behalf has offered the Exchange Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Holder. Neither the Operating Partnership nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Exchange Notes to the registration requirements of Section 5 of the Securities Act.

          (i) On the Closing Date the Operating Partnership agrees to pay the Holder all accrued and unpaid interest on the Notes up to, but not including, the Closing Date.

     6. Covenants of the Operating Partnership.

          (a) Bloomberg. The Operating Partnership shall use its best efforts to make the Notes available on the online financial service provided by Bloomberg, L.P. within thirty (30) calendar days of the Exchange.

          (b) Registration Rights. The Operating Partnership and the Holder shall execute the Registration Rights Agreement substantially in the form attached hereto as EXHIBIT B.

          (c) Ratings. For so long the Holder shall own any of the Exchange Notes, the Operating Partnership shall use its commercially reasonable efforts to cause each of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch, Inc. to provide a rating for the Operating Partnership’s senior, unsecured debt.

     7. Cancellation of Exchange Notes; Mortgage Loans.

          (a) Demand Right. Subject to the terms and conditions set forth in this Agreement, at any time and from time to time during the Demand Period (as defined below), the Operating Partnership shall have the right in its sole discretion to exercise its Demand Right by providing a notice to the Holder requiring the Holder to deliver for cancellation all or any portion of the aggregate principal amount of the Exchange Notes (in integral multiples of $1,000, subject to the next sentence) for an equal dollar amount of Mortgage Loans (the “Demand Right”). Notwithstanding anything in this Agreement or the Loan Commitment Agreement to the contrary, the Operating Partnership may not exercise its Demand Right for (i) less than $20,000,000 aggregate principal amount of the Exchange Notes at any one time or (ii) more than $52,491,000 aggregate principal amount of the Exchange Notes after January 11, 2007. The “Demand Period” shall commence on the Closing Date and shall terminate on July 11, 2008. The Holder shall have the right to extend the Demand Period in its sole discretion upon notice to the Operating Partnership.

          Notwithstanding the foregoing, the Demand Right and the obligation of the Holder to make any Mortgage Loans shall immediately terminate and expire in the event that the Parent Corporation shall consummate any transaction, whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise, in connection with which the Parent Corporation is not the surviving entity, unless the Holder consents in advance to such transaction in writing, which consent may be withheld in the Holder’s sole discretion.

          (b) Notice of Exercise of Demand Right. Subject to Section 7(h) below, if the Operating Partnership chooses to exercise its Demand Right, the Operating Partnership shall notify the Holder at least ninety (90) calendar days in advance of each date that the Operating Partnership wishes to cancel Exchange Notes for an obligation of equal dollar amount under the Mortgage Loan (each such date on which Exchange Notes shall be cancelled and Loan Documents shall be executed, a “Mortgage Loan Closing Date”). Such notice (the “Exchange Notice”) shall be irrevocable by the Operating Partnership once the Holder and the Operating Partnership have agreed on the value of the properties that will secure such Mortgage Loan. Notwithstanding the preceding sentence, the Operating Partnership shall have the right to delay the Mortgage Loan Closing Date for up to one hundred and twenty (120) calendar days in the event that, subsequent to the delivery of such notice, (x) the Operating Partnership or the

Corporation determines in its good faith judgment that the cancellation of any Exchange Notes or the consummation of a Mortgage Loan Closing with respect to such notice would require the disclosure of non-public material information that the Operating Partnership or the Parent Corporation has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Operating Partnership’s or the Parent Corporation’s ability to consummate a material action, or (y) all reports required to be filed by the Companies pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if the consummation of any business combination by either of the Companies has occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X under the Act.

          (c) Mortgage Loan Closing Representations by the Holder. On each Mortgage Loan Closing Date, the Holder shall deliver a certificate to the Operating Partnership executed by any managing director of the Holder and making, on behalf of the Holder, the representations, warranties and covenants set forth in EXHIBIT E hereto.

          (d) Conditions to the Holder’s Obligations. The Holder’s obligation to deliver Exchange Notes for cancellation for an equal dollar amount of Mortgage Loans at any Mortgage Loan Closing (as defined below) shall be subject to satisfaction or waiver of all of the conditions to such Mortgage Loan Closing contained in the Loan Commitment Agreement.

          (e) Procedure for Mortgage Loan Closings. Subject to Section 7(d) hereof and the Loan Commitment Agreement, on each Mortgage Loan Closing Date, the Borrower and the Holder shall execute Loan Documents (as defined in the Loan Commitment Agreement) or execute additional Loan Documents, or otherwise amend or supplement existing Loan Documents, as appropriate, to evidence a Mortgage Loan in an amount equal to the aggregate principal amount of the Exchange Notes to be cancelled (such amount, the “Demand Amount”). In addition, on such Mortgage Loan Closing Date, the Operating Partnership shall pay to the Holder (i) any accrued but unpaid interest due on the Exchange Notes to be cancelled to, but excluding, the Mortgage Loan Closing Date and (ii) a cancellation fee equal to 0.20% of the Demand Amount. In consideration of the foregoing, on such Mortgage Loan Closing Date the Holder shall cause to be delivered to the account of the trustee for the Exchange Notes a book-entry interest in the Exchange Notes in a principal amount equal to the Demand Amount. Upon receipt of such book-entry interest and the execution of Loan Documents evidencing the Mortgage Loan on the Mortgage Loan Closing Date, the Operating Partnership shall cause the trustee to cancel such book-entry interest and such book-entry interest shall thereafter be of no further effect. The consummation of the transactions contemplated by this Section 7(e) on a Mortgage Loan Closing Date shall be referred to in this Agreement as the “Mortgage Loan Closing” with respect to such Mortgage Loan Closing Date.

          (f) Limitations on Sale of Exchange Notes.

               (i) If at any time the Holder desires to sell all or a portion of the Exchange Notes, the Holder shall promptly notify the Operating Partnership (such notice, for purposes of this Section 7(f)(i), the “Sale Notice”). The Operating Partnership shall have the option, exercisable by delivering a notice (such notice, for purposes of this Section 7(f)(i), the “Repurchase Notice”) to the Holder within three (3) business days following receipt of the Sale Notice, to repurchase from the Holder all or any portion (in integral multiples of $1,000) of the Exchange Notes subject to the Sale Notice from the Holder at a repurchase price equal to 100%

of the aggregate principal amount of such Exchange Notes, plus any accrued but unpaid interest due on such Exchange Notes to, but excluding, the date of repurchase. The closing of any such repurchase by the Operating Partnership shall occur within seven (7) business days following receipt by the Holder of the Repurchase Notice, unless the parties mutually agree to extend such closing date and if such closing does not occur within seven (7) business days or such later period agreed to by the parties, the Holder may sell the Exchange Note in compliance with Section 5(b) and 5(c) hereof.

               (ii) Subject to the provisions of (f)(i) above, if an Exchange Notice has become irrevocable by the Operating Partnership pursuant to Section 7(b) of this Agreement, until ninety (90) calendar days from the date such Exchange Notice became irrevocable (or such later date coinciding with any delayed Mortgage Closing Date) (such 90-day or later period, the “Lockout Period”), the Holder shall not sell any Exchange Notes unless after giving effect to such sale, the Holder would own Exchange Notes having an aggregate principal amount at least equal to the Demand Amount with respect to such Exchange Notice (plus any other Exchange Notices previously made and for which the Lockout Period with respect thereto has not expired, provided that if any such sale should occur, such sale is in compliance with Section 5(b) and 5(c) hereof.

          Notwithstanding the preceding paragraph, if a Downgrade Trigger (as defined below) occurs during the Lockout Period, the Holder shall have the right to sell immediately all or any portion of the Exchange Notes that are subject to the restrictions on sale pursuant to the preceding paragraph, provided that any such sale is in compliance with Section 5(b) and 5(c) hereof. If the Holder desires to sell all or any portion of the Exchange Notes pursuant to one of the two preceding sentences, the Holder shall promptly notify the Operating Partnership (such notice, for purposes of this Section 7(f)(ii), the “Sale Notice”). The Operating Partnership shall have the option, exercisable by delivering a notice (such notice, for purposes of this Section 7(f)(ii), the “Repurchase Notice”) to the Holder within three (3) business days following receipt of the Sale Notice, to repurchase from the Holder all or any portion (in integral multiples of $1,000) of the Exchange Notes subject to the Sale Notice from the Holder at a repurchase price equal to 100% of the aggregate principal amount of such Exchange Notes, plus any accrued but unpaid interest due on such Exchange Notes to, but excluding, the date of repurchase. The closing of any such repurchase by the Operating Partnership shall occur within five (5) business days following receipt by the Holder of the Repurchase Notice, unless the parties mutually agree to extend such closing date.

          As used herein, a “Downgrade Trigger” shall be deemed to have occurred at any time that (i) Standard & Poor’s Ratings Services shall maintain a rating for the Operating Partnership’s senior, unsecured debt of BBB- with a negative outlook, or lower, (ii) Moody’s Investors Service, Inc. shall maintain a rating for the Operating Partnership’s senior, unsecured debt of Baa2 with a negative outlook, or lower, or (iii) Fitch, Inc. shall maintain a rating for the Operating Partnership’s senior, unsecured debt of BBB with a negative outlook, or lower.

          (g) Expiration of the Demand Period. Notwithstanding anything in this Agreement or the Loan Commitment Agreement to the contrary, the Operating Partnership may not exercise its Demand Right pursuant to Section 7(a) hereof subsequent to the expiration of the Demand Period.

          (h) Mortgage Loan Closings. Mortgage Loan Closings may take place subsequent to the expiration of the Demand Period provided that the Operating Partnership made proper exercises of its Demand Right prior to the expiration of the Demand Period with respect to such Mortgage Loan Closings. In the event that the Holder approves the properties that will secure such Mortgage Loan and the parties agree as to the loan amount, the Mortgage Loan Closing with respect thereto must take place within (but not later than) sixty (60) calendar days subsequent to such approval (or such longer period as the parties hereto agree). The parties agree that they will use their commercially reasonable efforts to cause such Mortgage Loan Closing to occur promptly.

     8. Miscellaneous Provisions.

          (a) Each subsequent holder of any Exchange Note by its acceptance thereof shall be deemed to agree to the provisions set forth in Sections 5(b) and 5(c) hereof.

          (b) No provision of this Agreement may be amended, waived or modified other than by a document signed by the Operating Partnership and the Holder.

          (c) This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

          (d) This Agreement together with the Sixth Supplemental Indenture (including the Form of Exchange Note contained therein), the Loan Commitment Agreement and the Registration Rights Agreement shall constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

          (e) All notices and other communications required or permitted hereunder shall be in writing and shall be sent via facsimile (and deemed delivered upon facsimile machine confirmation of delivery received), overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed or sent as set forth below:

(i)	if to the Operating Partnership:

AMB Property, L.P. c/o AMB Property Corporation Pier One, Bay One San Francisco, CA 94111 Attn: General Counsel Facsimile Number: (415) 394-9001

(ii)	with a copy to:

Latham & Watkins LLP 505 Montgomery Street, Suite 2000 San Francisco, CA 94111

Attn: Laura L. Gabriel, Esq. Facsimile Number: (415) 395-8095

(iii)	if to the Holder, to: Teachers Insurance and Annuity Association of America 730 Third Avenue New York, NY 10017 Attn: Joseph Romano, Managing Director Facsimile Number: (212) 916-6960

(iv)	with a copy to:

Mayer, Brown, Rowe & Maw LLP 1675 Broadway New York, NY 10019-5820 Attn: Jin K. Kim Facsimile Number: (212) 849-5696

          (f) If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (g) The Operating Partnership shall bear its own expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein. In addition, the Operating Partnership shall: (i) pay the reasonable documented fees and disbursements of Mayer, Brown, Rowe & Maw LLP, special counsel to the Holder, (ii) pay the reasonable documented fees and disbursements of special counsel to the Holder in connection with any amendment, waiver or consent with respect to this Agreement or the Exchange Notes or any Cancellation of any Exchange Notes contemplated by Section 7(a) hereof (including the cost of issuing and transmitting a book-entry interest in any replacement Exchange Notes), and all other reasonable expenses in connection therewith, including the reasonable fees and expenses of enforcing the collection of amounts due on the Exchange Notes, whether before or after any bankruptcy, reorganization, dissolution, winding up or liquidation of the Operating Partnership and (iii) reimburse the Holder for its reasonable documented out-of-pocket expenses in connection with the transactions contemplated hereby and such amendments, waivers or consents, and any items of the character referred to in clause (ii) which shall have been paid by the Holder (except out-of-pocket expenses occasioned by any sale or transfer of any of the Exchange Notes).

          (h) The headings and subheadings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (i) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

          (j) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment,

delegation or other transfer shall be made by any party without the prior written consent of all the other parties hereto.

[Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AMB PROPERTY, L.P.

By:	AMB Property Corporation,
as General Partner

By:	/s/ Michael A. Coke

Name: Michael A. Coke Title: Executive Vice President and Chief Financial Officer

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Stephen J. Kraljic

Name: Stephen J. Kraljic
Title: Director